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                                                                   Exhibit 21.1

                       SUBSIDIARIES OF PRIMARK CORPORATION

Primark Corporation owns all of the issued and outstanding common stock of Primark Holding Corporation, Triad International Maintenance Corporation, and Primark Financial Technologies, Inc., which are all Delaware corporations; and Yankee Group Research, Inc., a Massachusetts corporation, which owns the stock of Yankee Group and Asia Pacific Pty., Limited (Australia). Primark Corporation also holds a 20% interest in Primark Decision Economics, Inc., a Massachusetts corporation.

Primark Holding Corporation owns all of the issued and outstanding common stock of:

-   Baseline Financial Services, Inc.; a New York Corporation.

- Primark Information Service (U.K.) Limited (U.K.) which owns all the common stock of:

         -   Datastream Group (U.K.) which owns Datastream (U.K.);

         -   Datastream Pension Trustees Limited (U.K.);

         -   Primark Investment Management Services Limited (U.K.);

         - Datastream International Limited (U.K.) which owns all the common stock of Datastream International B.V. (the Netherlands) and has a branch in Malaysia.

         -   I/B/E/S (U.K.) LTD; and

         -   Disclosure Limited (U.K.)


         -   ICV Limited which owns all the common stock of:

                    -   ICV Europe Limited (Channel Islands)

                    -   Inter quote Limited (England)

                    -   I.C.V. Benelux BV

-   Datastream International (Switzerland) Limited

-   Datastream International GmbH (Germany)

-   Primark Hong Kong Limited

-   Datastream International Inc. (Delaware)


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-   Datastream International (Japan) K.K. (Japan)

-   Primark Australia Pty. Limited (Australia)

-   Datastream International (D.C.), Inc.(Delaware)

-   Datastream International (Canada) Ltd.(Canada)

-   Datastream International (Italy) Srl (Italy)

-   Datastream International (Sweden) Aktiebolag (Sweden)

-   Datastream International (South Africa) Proprietary Limited (South Africa)

-   Datastream International (Korea) Limited (Korea)

-   Datastream International (Thailand) Limited (Thailand)

-   Datastream International (Singapore) Pte., Ltd. (Singapore)

-   Vestek Systems, Inc., a California corporation

- Disclosure Incorporated (Delaware) which owns all the issued and outstanding stock of:

    -   Disclosure International, Inc. (Delaware) which owns an 80% interest in:

        - Worldscope/ Disclosure LLC which owns all of the issued and outstanding stock of Worldscope/ Disclosure India Pvt. Ltd.; and

        -   Worldscope/ Disclosure International Partners (Ireland)


- I/B/E/S International, Inc. (Delaware) which owns all the issued and outstanding stock of:

    -   I/B/E/S Inc. (Delaware)

    -   I/B/E/S Japan K.K. (Japan)

- Datastream International (France) SA (France) which owns the issued and outstanding stock of Groupe DAFSA S.A. and a 4.4% interest in Globe On-Line. Groupe DAFSA owns a 33% interest in Panroma and the stock of:

    -   DAFSA Edition SNC



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      -    WEFA, Inc. (Delaware) which owns all of the issued and outstanding common stock of WEFA Southern Africa (Pty) Ltd. (S. Africa)

      -    WEFA GmbH (Germany)

      -    WEFA S.A. (France)

      -    Primark Belgium SA (Belgium)

      -    WEFA Canada, Inc. (Canada)

      - WEFA (Holdings) Limited, (England), which owns WEFA Limited (England), which in turns owns Staniland Hall Associates Limited (England)

      - WEFA Inc. also owns a 45% interest in Ciemex, Inc. (Delaware), which owns Ciemex WEFA, Inc. (Delaware).

      -   Primark Data Company (Delaware)

      -   Primark Information Service Spain S.A. (Spain)

      - Primark Luxembourg SA (Luxembourg) 99% interest held by PHC; remaining 1% held by Primark Corporation

      -   Primark Poland S.P. 20.0

As of March 31, 1998 Primark Holding Corporation also owns all of the outstanding common stock of:

      - TASC, Inc. a Massachusetts corporation, which owns all of the issued and outstanding common stock of:

              -   WSI Corporation, a Massachusetts corporation;

              -   TASC Services Corporation, a Delaware corporation; and

              -   TASC Systems Engineering Corporation, a Delaware corporation and Primark Information Services (U.K.) Limited (U.K.) owns all the common stock of:

      - The Analytic Sciences Corporation Limited (U.K.) which owns all of the issued and outstanding common stock of The Weather Department Limited (U.K.) and The Computer Department Limited (U.K.);

These entities are being sold to Litton Industries and anticipated to close in early April 1998.


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